                                                                   EXHIBIT 11
                                                                  PAGE 1 OF 2

             ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


PRIMARY EARNINGS PER SHARE CALCULATIONS


                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
INCOME DATA:                                        1995       1996
                                                    ----       ----
   Net loss                                        $(2,240)   $(7,221)
   Preferred stock dividends                          (301)      (301)
                                                   -------    -------
   Net loss applicable to common shares            $(2,541)   $(7,522)
                                                   -------    -------
                                                   -------    -------


COMMON AND COMMON EQUIVALENT SHARES:
   Weighted average common shares                   33,544     40,376

   Equivalent common shares from warrants               -- (a)     -- (a)

   Equivalent common shares from stock  options         -- (a)     -- (a)
                                                   -------    -------

   Common and common equivalent shares              33,544     40,376
                                                   -------    -------
                                                   -------    -------

EARNINGS PER COMMON SHARE:

   Net loss per common and common
    equivalent shares                              $ (0.08)   $ (0.19)
                                                   -------    -------
                                                   -------    -------

(a) Excludes common stock equivalents which are antidilutive.

                                                                    EXHIBIT 11
                                                                   PAGE 2 OF 2

             ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS


                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
INCOME DATA:                                        1995       1996
                                                    ----       ----
   Net loss applicable to common shares            $(2,541)   $(7,522)
                                                   -------    -------
                                                   -------    -------


COMMON AND COMMON EQUIVALENT SHARES:
   Weighted average common shares                   33,544     40,376

   Equivalent common shares from warrants               -- (a)     -- (a)

   Equivalent common shares from stock options          -- (a)     -- (a)

   Weighted average common shares from
    conversion of preferred stock                       -- (a)     -- (a)
                                                   -------    -------

   Common and common equivalent shares              33,544     40,376
                                                   -------    -------
                                                   -------    -------


 EARNINGS PER COMMON SHARE:
   Net loss per common and common
    equivalent shares                              $ (0.08)   $ (0.19)
                                                   -------    -------
                                                   -------    -------

(a) Excludes common stock equivalents and convertible preferred stock which are antidilutive.